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                                                                    EXHIBIT 23.2



                        CONSENT OF INDEPENDENT AUDITORS


The Plan Administrator of the
  Fritz Companies, Inc. Salary Investment and Retirement Plan:

         We consent to incorporation by reference in the Registration Statement on Form S-8 of United Parcel Service, Inc. of our report dated May 24, 2001, relating to the statements of net assets available for benefits of Fritz Companies, Inc. Salary Investment and Retirement Plan as of December 31, 2000, and 1999, the related statement of changes in net assets available for benefits for the year ended December 31, 2000, and the related supplemental schedule of Schedule H, line 4i-schedule of assets (held at end of year) as of December 31, 2000, which report appears in the December 31, 2000 annual report on Form 11-K of Fritz Companies, Inc. Salary Investment and Retirement Plan.


                                                               /s/ KPMG LLP

San Francisco, California
July 20, 2001